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                                                                      Exhibit 21



                         Continental Global Group, Inc.

                Subsidiaries of the Registrant at March 15, 2002


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                                      Jurisdiction of Incorporation or
Subsidiaries (1)                               Organization                 Parent Company

Continental Conveyor & Equipment Company       Delaware                     Continental Global Group, Inc.

Continental Conveyor & Equipment Pty.          Australia                    Continental Conveyor & Equipment
Ltd.                                                                        Company

BCE Holdings Pty. Ltd.                         Australia                    Continental Conveyor & Equipment Pty.
                                                                            Ltd.

Continental ACE Pty. Ltd.                      Australia                    BCE Holdings Pty. Ltd.

Continental ACE Services Pty. Ltd.             Australia                    BCE Holdings Pty. Ltd.

Continental ACE Conveyor Components            Australia                    BCE Holdings Pty. Ltd.
Pty. Ltd.

A. Crane Pty. Ltd.                             Australia                    BCE Holdings Pty. Ltd.

Continental Control Systems Pty. Ltd.          Australia                    BCE Holdings Pty. Ltd. - 60%
                                                                            Continental Conveyor & Equipment Pty.
                                                                            Ltd. - 40%

Continental Conveyor International Inc.        Delaware                     Continental Conveyor & Equipment
                                                                            Company

Continental FSW Ltd.                           United Kingdom               Continental Conveyor International
                                                                            Inc.

Continental Conveyor Ltd.                      United Kingdom               Continental FSW Ltd.

Continental MECO (Proprietary) Ltd.            South Africa                 Continental Conveyor International
                                                                            Inc.

MECO McCallum Pty. Ltd.                        Australia                    Continental Conveyor & Equipment Pty.
                                                                            Ltd.

Goodman Conveyor Company                       Delaware                     Continental Global Group, Inc.
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(1)  Each of the subsidiaries listed is 100% owned by its parent company, except for Continental Control Systems Pty. Ltd.